UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2024
Keurig Dr Pepper Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 South Avenue, Burlington, Massachusetts 01803
(Address of principal executive offices, including zip code)
781-418-7000
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	KDP	The Nasdaq Stock Market LLC

Item 2.02. Results of Operations and Financial Condition.
The information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as expressly set forth by specific reference in such a filing.
On April 25, 2024, Keurig Dr Pepper Inc. (the "Company" or "KDP") issued a press release announcing the Company's financial results for the first quarter of 2024. A copy of such press release is attached as Exhibit 99.1 and is also available on the Company’s web site at http://www.keurigdrpepper.com.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2024, KDP announced that, consistent with its previously announced leadership succession plan, Robert Gamgort will step down from his position as the Company’s Chief Executive Officer and has been appointed Executive Chairman of the Board of Directors (the “Board”), effective April 26, 2024. The Company also announced that Timothy Cofer has been appointed as Chief Executive Officer and as a member of the Board, effective April 26, 2024. Mr. Cofer has not been appointed to serve as a member of any Board committee.

Mr. Cofer, 55, joined the Company in November 2023 as Chief Operating Officer. Before joining the Company, he served as the Chief Executive Officer of Central Garden & Pet, a public company in the pet and garden industries. Previously, he served as the Executive Vice President and Chief Growth Officer of Mondelēz International from 2016 to 2019, where he led the company’s consumer- and customer-facing global functions. Prior to that, he served in roles of increasing responsibility at Mondelēz International, Kraft Foods Group and Oscar Mayer Foods, with experience across a wide range of product categories, including coffee, chocolate and packaged food. Mr. Cofer holds a BA from St. Olaf College and an MBA from the University of Minnesota.

The material terms of Mr. Cofer’s compensatory arrangements as Chief Executive Officer were previously described in Item 5.02 of the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 22, 2023. In connection with Mr. Gamgort’s transition to the role of Executive Chairman, his annual base salary will be reduced to $1,000,000, with an annual bonus at a target level of 100% of his base salary. As Executive Chairman, Mr. Gamgort will be eligible to participate in the Company’s long-term equity incentive program with an annual award target value of $2,500,000.

Mr. Cofer has no family relationship with any directors or executive officers of the Company, nor are there any arrangements or understandings between Mr. Cofer and any other persons pursuant to which he was selected as a director and officer of the Company. There are no related party transactions between Mr. Cofer and the Company reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Keurig Dr Pepper Inc. Press Release dated April 25, 2024 - "Keurig Dr Pepper Reports Q1 2024 Results and Reaffirms Fiscal 2024 Guidance"
104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEURIG DR PEPPER INC.
Dated: April 25, 2024
	By:	/s/ Anthony Shoemaker
		Name:	Anthony Shoemaker
		Title:	Chief Legal Officer, General Counsel and Secretary